Bausch & Lomb Incorporated

                                       Exhibit 21

                                      Subsidiaries
                               (as of December 25, 1999)


                                        Jurisdiction Under
Name                                    Which Organized

Bausch & Lomb Argentina S.R.L.               Argentina
Bausch & Lomb AG                             Switzerland
Bausch & Lomb (Australia) Pty. Limited       Australia
Award plc                                    England & Wales
Bausch & Lomb (Bermuda) Finance
  Company, Ltd.                              Bermuda
Bausch & Lomb (Bermuda) Limited              Bermuda
Bausch & Lomb B.V.                           Netherlands
Bausch & Lomb B.V.B.A.                       Belgium
Bausch & Lomb-Lord (BVI) Incorporated        British Virgin Islands
Bausch & Lomb Canada Inc.                    Canada
Bausch & Lomb China, Inc.                    Delaware
B&L (China) Investment Company Ltd.          China
Cordelia B.V.                                Netherlands
B&L CRL Inc.                                 Delaware
Bausch & Lomb Dist Ops S.A.                  Switzerland
Bausch & Lomb Domestic Finance Corp.         Delaware
B&L Domestic Holdings Corp.                  Delaware
Dr. Mann Pharma                              Germany
Bausch & Lomb Espana, S.A.                   Spain
Beijing Bausch & Lomb Eyecare Company, Ltd.  China
Bausch & Lomb Far East Pte.                  Singapore
B&L Financial Holdings Corp.                 Delaware
Bausch & Lomb Foreign Sales Corporation      Barbados
Bausch & Lomb France S.A.S.                  France
Bausch & Lomb Fribourg SA                    Switzerland
Bausch & Lomb GmbH                           Austria
Guangzhou Bausch & Lomb Manufacturing Ltd.   China
Bausch & Lomb Holdings B.V.                  Netherlands
Bausch & Lomb (Hong Kong) Limited            Hong Kong
Bausch & Lomb-Lord, Co. (Hong Kong) Limited  Hong Kong
Bausch & Lomb India Limited                  India
BL Industria Otica Ltda.                     Brazil
Bausch & Lomb International, Inc.            New York
B&L International Holdings Corp.             Delaware
Bausch & Lomb InVision Institute, Inc.       Massachusetts
Iolab Corporation                            California
Bausch & Lomb Ireland                        Ireland
Bausch & Lomb IOM S.p.A.                     Italy
B.L.J. Company Limited                       Japan
Bausch & Lomb Korea, Ltd.                    Korea
Bausch & Lomb Lamex, Inc.                    Delaware
Madden & Layman, Ltd.                        England
Bausch & Lomb (Malaysia) Sdn. Bhd.           Malaysia
Bausch & Lomb Mexico, S.A. de C.V.           Mexico
Bausch & Lomb (New Zealand) Limited          New Zealand
Bausch & Lomb Nordic AB                      Sweden
Orbtek, Inc.                                 Texas
Bausch & Lomb Opticare, Inc.                 New York
Bausch & Lomb Pharmaceuticals, Inc.          Delaware
Bausch & Lomb (Philippines), Inc.            Philippines
Polymer Technology Corporation               New York
P.T. Bausch & Lomb Indonesia (Distributing)  Indonesia
P.T. Bausch & Lomb Manufacturing             Indonesia
Bausch & Lomb Puerto Rico, Inc.              Delaware
Bausch & Lomb Realty Corporation             New York
RHC Holdings, Inc.                           Delaware
Bausch & Lomb Services Corp.                 New York
Bausch & Lomb (Shanghai) Trading Company
  Limited                                    China
Sight Pharmaceuticals Incorporated           Delaware
Sight Savers, Inc.                           Delaware
Bausch & Lomb (Singapore) Pte. Ltd.          Singapore
Bausch & Lomb South Africa (Pty.) Ltd.       South Africa
Bausch & Lomb South Asia, Inc.               Delaware
South Asia Management Company Sdn. Bhd.      Malaysia
B&L SPAF Inc.                                Delaware
Bausch & Lomb Surgical (Asia Pacific)
  Pte Ltd                                    Singapore
Bausch & Lomb Surgical Espana SA             Spain
Bausch & Lomb Surgical (France) S.A.S.       France
Bausch & Lomb Surgical GmbH                  Germany
Bausch & Lomb Surgical, Inc.                 Delaware
Bausch & Lomb Surgical Italia Srl            Italy
Bausch & Lomb Surgical (U.K.) Limited        England & Wales
Bausch & Lomb Taiwan Limited                 Taiwan
Bausch & Lomb (Thailand) Limited             Thailand
Technolas GmbH                               Germany
Bausch & Lomb Turkey                         Turkey
Bausch & Lomb U.K. Limited                   England & Wales
Bausch & Lomb Venezuela, S.A.                Venezuela
Wilmington Management Corp.                  Delaware
Windmill Investments N.V.                    Netherlands Antilles
Windmill Investors Ltd.                      Netherlands Antilles
Windvest I N.V.                              Netherlands Antilles
Bausch & Lomb - Young Han, Inc.              Korea